CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The  Board of Directors
First Charter Corporation


We consent to the incorporation by reference in the Registration Statement of First Charter Corporation (the "Corporation") on Form S-3 (No. 33-52004), the
Registration Statement of the Corporation on Form S-8 (No. 33-60949), the Registration Statement of the Corporation on Form S-4 (No. 33-63157) as amended by the Corporation's Post-Effective Amendment No. 1 thereto on Form S-8 and the Registration Statement of the Corporation on Form S-8 (No. 333-43617) and the Registration Statement of the Corporation on Form S-4 (333-35905) as amended by the Corporation's Post-Effective Amendment No. 1 thereto on Form S-8, of our report dated January 23, 1998, relating to the consolidated balance sheets of First Charter Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income , shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report to Shareholders and is incorporated by reference in the Form 10-K of First Charter Corporation.





                                                      KPMG Peat Marwick LLP


Charlotte, North Carolina
March 31, 1998